Exhibit 99.1

KCG ANNOUNCES CONSOLIDATED EARNINGS OF $0.08

PER DILUTED SHARE FOR THE SECOND QUARTER OF 2014

Consolidated revenues of $314.1 million and pre-tax earnings from continuing operations of $14.5 million during the quarter

Pre-tax earnings includes expenses of $7.0 million unrelated to core operations,

comprising reduction in workforce, writedown of capitalized debt costs and lease loss accruals

KCG paid $102.9 million for debt reduction and share repurchases during the quarter

JERSEY CITY, New Jersey – August 1, 2014 – KCG Holdings, Inc. (NYSE: KCG) today reported consolidated earnings of $8.9 million, or $0.08 per diluted share, for the second quarter of 2014.

Net income for the second quarter of 2014 included income from continuing operations, net of tax, of $9.0 million, or $0.08 per diluted share. Pre-tax income from continuing operations for the quarter of $14.5 million included $3.1 million in compensation related to a reduction in workforce, a $2.0 million write down of capitalized debt costs related to the principal repayment of debt, and lease loss accruals of $1.9 million. Excluding these items, pre-tax income from continuing operations for the second quarter was $21.5 million. A reconciliation of GAAP to non-GAAP results is included in Exhibit 4.

KCG was formed July 1, 2013 as a result of the merger between Knight Capital Group, Inc. and GETCO Holding Company, LLC. Financial results for the periods prior to the third quarter of 2013 contained herein solely represent the results of GETCO Holding Company, LLC as the accounting acquirer.

Select Financial Results
From Continuing Operations ($ in thousands, except EPS)	2Q14	1Q14
Revenues	314,133	383,657
Trading revenues, net	206,780	258,297
Commissions and fees	104,776	112,257
GAAP pre-tax income	14,507	59,384
GAAP EPS	0.08	0.30
Non-GAAP pre-tax income	21,512	57,563

Second Quarter Highlights

•	Posted strong revenue capture per U.S. equity dollar value traded in market making despite the deterioration in market conditions

•	Modest market share gains in market making, agency execution and trading venues

•	Added quantitative-based trading strategy and analysis to the client offering

•	Combined the primary U.K. broker dealers into KCG Europe Limited

•	Completed a $50 million principal repayment on the Company’s $535 million first lien term loan and terminated the facility ahead of its December 5, 2017 maturity date

•	Repurchased 4.5 million shares for approximately $52.9 million under the Company’s initial $150 million stock repurchase program

Daniel Coleman, Chief Executive Officer of KCG, said, “During the second quarter, KCG made further progress in strengthening the firm’s operations, technology and finances. We grew market share in an environment marked by contracting trade volumes and declining volatility across asset classes. We made further headway in rationalizing the client offering as well as reducing headcount from select teams and support functions. In addition, we reached our target debt level and began to return capital to stockholders through share repurchases.”

He added, “While KCG is still in a period of transformation, our financial standing is considerably improved. In the first full year of operation, KCG released $200 million in excess capital from the integration of the predecessor firms and sale of assets. Amid the demands of integration, we generated over $185 million in free cash flow from operating income since the merger close and reduced corporate debt by $793 million.”

Starting in the first quarter of 2014, the Company began to charge the Market Making and Global Execution Services segments for the cost of aggregate debt interest. The interest amount charged to each of the segments is determined based on capital limits and requirements. Historically, debt interest was included within the Corporate and Other segment. This change in the measurement of segment profitability has no impact to the consolidated results, will only be reported prospectively and, therefore, will not be reflected in the financial results for any period prior to January 1, 2014.

Market Making

The Market Making segment encompasses direct-to-client and non-client, exchange-based market making across multiple asset classes and is an active participant in all major cash, options and futures markets in the U.S. and Europe. During the second quarter of 2014, the segment generated total revenues of $218.4 million and pre-tax income of $36.0 million, which included a debt interest charge of $5.9 million. In the first quarter of 2014, the segment reported total revenues of $277.3 million and pre-tax income of $76.0 million, which included a debt interest charge of $7.2 million.

The decline in segment revenues was primarily due to a 13 percent decrease in consolidated U.S. equity share volume quarter on quarter and an approximate 20 percent decrease market wide in retail U.S. equity share volume. In addition, realized volatility for the S&P 500 averaged just 9.2 during the quarter. Nonetheless, KCG recorded strong revenue capture and grew market share of both consolidated and retail volume during the quarter. Revenues from market making in global equities, fixed income, currencies and commodities were impacted by broad declines in market volumes and related volatility benchmarks.

Select Trade Statistics: U.S. Equity Market Making

	2Q14	1Q14
Average daily dollar volume traded ($ millions)	25,143	27,321
Average daily trades (thousands)	3,620	3,958
Average daily shares traded (millions)	10,820	14,907
NYSE and NASDAQ shares traded	758	862
OTC Bulletin Board and OTC Market shares traded	10,061	14,045
Average revenue capture per U.S. equity dollar value traded (bps)	1.07	1.26

Global Execution Services

The Global Execution Services segment comprises agency execution services and trading venues. During the second quarter of 2014, the segment generated total revenues of $85.9 million and pre-tax income of $0.7 million, which included a debt interest charge of $1.8 million. The results also included compensation related to a reduction in workforce of $1.9 million. Excluding this item, Global Execution Services generated pre-tax income of $2.6 million in the second quarter. In the first quarter of 2014, the segment reported total revenues of $87.2 million and pre-tax income of $2.0 million, which included a debt interest charge of $2.4 million.

The segment revenues largely withstood the deterioration in market conditions due to the more effective alignment of institutional equities sales and improved performance of the global ETF team. KCG algorithmic services gained market share in both U.S and European equities quarter on quarter. KCG BondPoint continued to steadily gain market share in corporate and municipal bonds.

Select Trade Statistics: Agency Execution and Trading Venues

	2Q14	1Q14
Average daily KCG algorithmic services and EMS U.S. equity shares traded (millions)	265.3	281.0
Average daily KCG Hotspot notional foreign exchange dollar value traded ($ billions)	26.2	32.2
Average daily KCG BondPoint fixed income par value traded ($ millions)	133.7	144.2

Corporate and Other

The Corporate and Other segment includes strategic investments and corporate overhead expenses. During the second quarter of 2014, the segment recorded total revenues of $9.8 million and a pre-tax loss of $22.2 million. Included in the results was a $2.0 million writedown of capitalized debt costs related to the principal repayment of debt, $0.8 million in compensation related to a reduction in workforce, and a lease loss accrual of $1.5 million. Excluding these items, the Corporate and Other segment’s pre-tax loss for the second quarter was $17.9 million. In the first quarter of 2014, the segment recorded total revenues of $19.1 million and a pre-tax loss of $18.7 million. Included in the results was revenue of $9.6 million resulting from the merger of BATS and Direct Edge, a $7.6 million write down of capitalized debt costs related to the principal repayment of debt and a lease loss accrual. Excluding these items, the Corporate and Other segment’s pre-tax loss for the first quarter was $20.8 million.

Financial Condition

As of June 30, 2014, KCG had approximately $600.9 million in cash and cash equivalents. Total outstanding debt was approximately $422.3 million, of which $117.3 million is due in March 2015. The Company had $1.5 billion in stockholders’ equity equivalent to a book value of $12.66 per share and tangible book value of $11.04 per share.

KCG’s headcount at June 30, 2014 was 1,207 full-time employees as compared to 1,230 full-time employees at March 31, 2014.

During the second quarter of 2014, KCG repurchased 4.5 million shares for approximately $52.9 million under the Company’s initial $150.0 million stock repurchase program. As of June 30, 2014, KCG had approximately $97.1 million available to repurchase additional shares under the program. The Company cautions that there are no assurances that any further repurchases may actually occur.

Conference Call

KCG will hold a conference call to discuss second quarter 2014 financial results starting at 9:00 a.m. Eastern Time today, August 1, 2014. To access the call, dial 888-778-8861 (domestic) or 913-312-1450 (international) and enter passcode 7106907. In addition, the call will be webcast at http://www.media-server.com/m/acs/41fae90442d481b1589c479d3013dbef. Following the conclusion of the call, a replay will be available by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering passcode 7106907.

Additional information for investors, including a presentation of the second quarter financial results, can be found at http://investors.kcg.com.

Non-GAAP Financial Presentations

KCG believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding operating results. Selected financial information is included in the non-GAAP financial presentations for the three months ended June 30, 2014, March 31, 2014 and June 30, 2013 and for the six months ended June 30, 2014 and 2013. KCG believes the presentations provide a meaningful summary of results of operations for each of the three and six month periods. Reconciliations of GAAP to non-GAAP results are included in the schedules in Exhibit 4.

About KCG

KCG is a leading independent securities firm offering investors and clients a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the strategic business combination (the “Mergers”) of Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”), including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions to the Mergers; (ii) the August 1, 2012 technology issue that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) the sale of KCG’s reverse mortgage origination and securitization business and the departure of the managers of KCG’s listed derivatives group; (iv) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by regulators, the New York Attorney General, Congress and the media on market structure issues, and in particular, the scrutiny of high frequency trading, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (v) past or future changes to organizational structure and management; (vi) KCG’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vii) KCG’s ability to keep up with technological changes; (viii) KCG’s ability to effectively identify and manage market risk, operational and technology risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (ix) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; and (x) the effects of increased competition and KCG’s ability to maintain and expand market share. The list above is not exhaustive. Readers should carefully review the risks and uncertainties disclosed in KCG’s reports with the SEC, including, without limitation, those detailed under “Risk Factors” in KCG’s Annual Report on Form 10-K for the year-ended December 31, 2013, under “Certain Factors Affecting Results of Operations” in KCG’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, and other reports or documents KCG files with, or furnishes to, the SEC from time to time.

CONTACTS

Sophie Sohn	Jonathan Mairs
Communications & Marketing	Investor Relations
312-931-2299	201-356-1529
media@kcg.com	jmairs@kcg.com

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS(1) (Unaudited)	Exhibit 1

	For the three months ended
	June 30, 2014	March 31, 2014	June 30, 2013
	(In thousands, except per share amounts)

Revenues
Trading revenues, net	$206,780	$258,297	$98,260
Commissions and fees	104,776	112,257	29,813
Interest, net	(289)	948	(672)
Investment income (loss) and other, net	2,866	12,155	(7,768)

Total revenues	314,133	383,657	119,633

Expenses
Employee compensation and benefits	103,430	122,319	75,143
Execution and clearance fees	73,242	75,501	45,951
Communications and data processing	38,279	36,796	21,301
Depreciation and amortization	19,823	20,103	7,746
Payments for order flow	18,076	22,032	448
Occupancy and equipment rentals	8,235	8,285	3,259
Debt interest expense	7,497	9,524	2,172
Professional fees	7,337	5,402	23,125
Collateralized financing interest	6,395	6,162	—
Business development	2,609	1,683	16
Writedown of capitalized debt costs	1,995	7,557	—
Writedown of assets and lease loss accrual, net	1,941	266	1,074
Other	10,767	8,643	14,234

Total expenses	299,626	324,273	194,469

Income (loss) from continuing operations before income taxes	14,507	59,384	(74,836)
Income tax expense	5,520	22,467	3,315

Income (loss) from continuing operations, net of tax	8,987	36,917	(78,151)
Loss from discontinued operations, net of tax	(67)	(1,253)	—

Net income (loss)	$8,920	$35,664	$(78,151)

Net loss allocated to preferred and participating units	$—	$—	$(21,535)

Net income (loss) attributable to common shareholders	$8,920	$35,664	$(56,616)

Basic earnings (loss) per share from continuing operations	$0.08	$0.32	$(1.24)

Diluted earnings (loss) per share from continuing operations	$0.08	$0.31	$(1.24)

Basic earnings (loss) per share from discontinued operations	$—	$(0.01)	$—

Diluted earnings (loss) per share from discontinued operations	$—	$(0.01)	$—

Basic earnings (loss) per share	$0.08	$0.31	$(1.24)

Diluted earnings (loss) per share	$0.08	$0.30	$(1.24)

Shares used in computation of basic earnings (loss) per share	114,859	115,569	45,576

Shares used in computation of diluted earnings (loss) per share	117,601	117,898	45,576

(1)	Three months ended June 30, 2014 and March 31, 2014 includes the results of KCG Holdings, Inc.

Three months ended June 30, 2013 reflects solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS(1) (Unaudited)	Exhibit 1 (Continued)

	For the six months ended
	June 30, 2014	June 30, 2013
	(In thousands, except per share amounts)

Revenues
Trading revenues, net	$465,077	$185,025
Commissions and fees	217,033	55,312
Interest, net	659	(793)
Investment income (loss) and other, net	15,021	(4,919)

Total revenues	697,790	234,625

Expenses
Employee compensation and benefits	225,749	107,352
Execution and clearance fees	148,743	86,908
Communications and data processing	75,075	41,995
Depreciation and amortization	39,926	15,913
Payments for order flow	40,108	1,037
Occupancy and equipment rentals	16,520	6,555
Debt interest expense	17,021	2,645
Professional fees	12,739	29,850
Collateralized financing interest	12,557	—
Business development	4,292	41
Writedown of capitalized debt costs	9,552	—
Writedown of assets and lease loss accrual, net	2,207	3,312
Other	19,410	18,711

Total expenses	623,899	314,319

Income (loss) from continuing operations before income taxes	73,891	(79,694)
Income tax expense	27,987	5,289

Income (loss) from continuing operations, net of tax	45,904	(84,983)
Loss from discontinued operations, net of tax	(1,320)	—

Net income (loss)	$44,584	$(84,983)

Net loss allocated to preferred and participating units	$—	$(21,535)

Net income (loss) attributable to common shareholders	$44,584	$(63,448)

Basic earnings (loss) per share from continuing operations	$0.40	$(1.39)

Diluted earnings (loss) per share from continuing operations	$0.39	$(1.39)

Basic loss per share from discontinued operations	$(0.01)	$—

Diluted loss per share from discontinued operations	$(0.01)	$—

Basic earnings (loss) per share	$0.39	$(1.39)

Diluted earnings (loss) per share	$0.38	$(1.39)

Shares used in computation of basic earnings (loss) per share	115,282	45,514

Shares used in computation of diluted earnings (loss) per share	118,170	45,514

(1)	Six months ended June 30, 2014 includes the results of KCG Holdings, Inc.

Six months ended June 30, 2013 reflects solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)	Exhibit 2

	June 30, 2014	December 31, 2013
	(In thousands)
ASSETS
Cash and cash equivalents	$600,865	$674,281
Cash and cash equivalents segregated under federal and other regulations	234,350	183,082
Financial instruments owned, at fair value:
Equities	2,620,427	2,298,785
Listed options	178,598	339,798
Debt securities	90,782	83,256

Total financial instruments owned, at fair value	2,889,807	2,721,839
Collateralized agreements:
Securities borrowed	1,602,467	1,357,387
Receivable from brokers, dealers and clearing organizations	1,588,926	1,257,251
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	138,546	146,668
Investments	92,143	125,413
Goodwill and Intangible assets, less accumulated amortization	196,642	208,806
Deferred tax asset, net	175,363	175,639
Other assets	143,365	146,638

Total assets	$7,662,474	$6,997,004

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$2,011,591	$1,851,006
Listed options	158,942	252,282
Debt securities	230,821	57,198
Other financial instruments	758	5,014

Total financial instruments sold, not yet purchased, at fair value	2,402,112	2,165,500
Collateralized financings:
Securities loaned	824,663	733,230
Financial instruments sold under agreements to repurchase	950,110	640,950

Total collateralized financings	1,774,773	1,374,180

Payable to brokers, dealers and clearing organizations	647,120	474,108
Payable to customers	622,364	481,041
Accrued compensation expense	84,060	149,430
Accrued expenses and other liabilities	166,850	175,910
Capital lease obligations	9,222	10,039
Debt	422,259	657,259

Total liabilities	6,128,760	5,487,467

Equity
Class A Common Stock	1,257	1,233
Additional paid-in capital	1,328,105	1,306,549
Retained earnings	256,262	211,678
Treasury stock, at cost	(53,570)	(11,324)
Accumulated other comprehensive income	1,660	1,401

Total equity	1,533,714	1,509,537

Total liabilities and equity	$7,662,474	$6,997,004

KCG HOLDINGS, INC. PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT* (In thousands) (Unaudited)	Exhibit 3

	For the three months ended
	June 30, 2014	March 31, 2014	June 30, 2013
Market Making
Revenues	$218,446	$277,346	$113,501
Expenses	182,442	201,314	111,579

Pre-tax earnings	36,004	76,032	1,922

Global Execution Services
Revenues	85,903	87,220	13,060
Expenses	85,167	85,204	16,181

Pre-tax earnings (loss)	736	2,016	(3,121)

Corporate and Other
Revenues	9,784	19,091	(6,928)
Expenses	32,017	37,755	66,709

Pre-tax loss	(22,233)	(18,664)	(73,637)

Consolidated
Revenues	314,133	383,657	119,633
Expenses	299,626	324,273	194,469

Pre-tax earnings (loss)	$14,507	$59,384	$(74,836)

*	Totals may not add due to rounding.

Three months ended June 30, 2014 and March 31, 2014 includes the results of KCG Holdings, Inc.

Three months ended June 30, 2013 reflects solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC.	Exhibit 3
PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*	(Continued)
(In thousands)
(Unaudited)

	For the six months ended
	June 30, 2014	June 30, 2013
Market Making
Revenues	$495,792	$215,568
Expenses	383,756	207,759

Pre-tax earnings	112,036	7,809

Global Execution Services
Revenues	173,123	22,334
Expenses	170,371	27,282

Pre-tax earnings (loss)	2,752	(4,948)

Corporate and Other
Revenues	28,875	(3,277)
Expenses	69,772	79,278

Pre-tax loss	(40,897)	(82,555)

Consolidated
Revenues	697,790	234,625
Expenses	623,899	314,319

Pre-tax earnings (loss)	$73,891	$(79,694)

*	Totals may not add due to rounding.

Six months ended June 30, 2014 includes the results of KCG Holdings, Inc.

Six months ended June 30, 2013 reflects solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC.	Exhibit 4

Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)(1)

(in thousands)

Three months ended June 30, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$36,004	$736	$(22,233)	$14,507
Writedown of capitalized debt costs	—	—	1,995	1,995
Compensation related to reduction in workforce	383	1,886	800	3,069
Writedown of assets and lease loss accrual, net	452	—	1,489	1,941

Non GAAP Income (Loss) from continuing operations before income taxes	$36,839	$2,622	$(17,949)	$21,512

Three months ended March 31, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$76,032	$2,016	$(18,664)	$59,384
Writedown of capitalized debt costs	—	—	7,557	7,557
Income resulting from the merger of BATS and Direct Edge, net	—	—	(9,644)	(9,644)
Writedown of assets and lease loss accrual, net	359	—	(93)	266

Non GAAP Income (Loss) from continuing operations before income taxes	$76,391	$2,016	$(20,844)	$57,563

Three months ended June 30, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$1,922	$(3,121)	$(73,637)	$(74,836)
Professional and other fees related to Mergers	—	—	33,299	33,299
Compensation and other expenses related to Mergers	—	—	22,031	22,031
Compensation and other expenses related to reduction in workforce	1,852	335	—	2,187
Impairment of strategic asset	—	—	9,184	9,184
Writedown of assets and lease loss accrual	—	—	1,074	1,074

Non GAAP Income (Loss) from continuing operations before income taxes	$3,774	$(2,786)	$(8,049)	$(7,061)

*	Totals may not add due to rounding
(1)	Three months ended June 30, 2014 and March 31, 2014 includes the results of KCG Holdings, Inc.

Three months ended June 30, 2013 reflects solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC. Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)(1) (in thousands)	Exhibit 4 (Continued)

Six months ended June 30, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$112,036	$2,752	$(40,897)	$73,891
Writedown of capitalized debt costs	—	—	9,552	9,552
Income resulting from the merger of BATS and Direct Edge, net	—	—	(9,644)	(9,644)
Compensation related to reduction in workforce	383	1,886	800	3,069
Writedown of assets and lease loss accrual, net	811	—	1,396	2,207

Non GAAP Income (Loss) from continuing operations before income taxes	$113,230	$4,638	$(38,793)	$79,075

Six months ended June 30, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$7,809	$(4,948)	$(82,555)	$(79,694)
Professional and other fees related to Mergers	—	—	38,875	38,875
Compensation and other expenses related to Mergers	—	—	22,031	22,031
Compensation and other expenses related to reduction in workforce	3,963	865	378	5,206
Impairment of strategic asset	—	—	9,184	9,184
Writedown of assets and lease loss accrual	—	—	3,312	3,312

Non GAAP Income (Loss) from continuing operations before income taxes	$11,772	$(4,083)	$(8,775)	$(1,086)

*	Totals may not add due to rounding
(1)	Six months ended June 30, 2014 includes the results of KCG Holdings, Inc.

Six months ended June 30, 2013 reflects solely the results of GETCO Holding Company, LLC.